STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/08/1997
971006595 - 2703684

                          CERTIFICATE OF INCORPORATION

                                       OF

                            MEDALION SERVICES, INC.

     FIRST. The name of this corporation shall be:

                    MEDALION SERVICES, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand Five Hundred (1,500) Shares Without Par Value.

     FIFTH. The name and mailing address of the incorporator is as follows:

               Cheryl A. Lewis
               Corporate Agents, Inc.
               1013 Centre Road
               Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of January, A.D. 1997.


                                             /s/
                                             Cheryl A. Lewis
                                             Incorporator


                                State of Delaware
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEDALION SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY REORDER OF DEEDS FOR RECORDING.









                                  /state seal/
                                             Edward J. Freel, Secretary of State

       2703684         8100                  AUTHENTICATION: 8354026

       971067987                                       DATE: 02-28-97